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EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                     QUARTERS ENDED JULY 2, 1998 AND JULY 3, 1997


                                                                               WEIGHTED
                                 SHARES OF   NUMBER OF DAYS   NUMBER OF     NUMBER OF SHARES
                               COMMON STOCK   OUTSTANDING     SHARE DAYS      OUTSTANDING
                               ------------  --------------   ----------    ----------------
Quarter Ended July 2, 1998
--------------------------
April 3 - July 2                 6,817,786         91          620,418,520
Treasury Stock Purchases        (    4,658)      Various      (      4,658)
Shares Issued                        9,570       Various           285,299
                                 ---------                     -----------
                                 6,822,698                     620,699,161      6,820,870
                                 =========                     ===========      =========
Quarter Ended July 3, 1997
--------------------------
April 4 - July 3                 6,638,141         91          604,070,874
Treasury Stock Purchases        (      498)      Various      (      1,994)
Shares Issued                        7,263       Various           379,375
                                 ---------                     -----------
                                 6,644,906                     604,448,255      6,642,289
                                 =========                     ===========      =========

                     THREE QUARTERS ENDED JULY 2, 1998 AND JULY 3, 1997


                                                                                WEIGHTED
                                 SHARES OF   NUMBER OF DAYS   NUMBER OF     NUMBER OF SHARES
                               COMMON STOCK   OUTSTANDING     SHARE DAYS      OUTSTANDING
                               ------------  --------------  -------------  ----------------
Period Ended July 2, 1998
-------------------------
October 1 - July 2               6,646,677         275       1,827,836,139
Treasury Stock Purchases        (   12,459)      Various    (      737,964)
Shares Issued                      188,480       Various        25,318,977
                                 ---------                   -------------
                                 6,822,698                   1,852,417,152      6,736,062
                                 =========                   =============      =========
Period Ended July 3, 1997
-------------------------
October 1 - July 3               6,658,487         276       1,837,742,384
Treasury Stock Purchases        (   48,437)      Various    (   10,450,515)
Shares Issued                       34,856       Various         5,411,413
                                 ---------                   -------------
                                 6,644,906                   1,832,703,282      6,640,229
                                 =========                   =============      =========
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(B)  Computation of Earnings (Loss) Per Share:

     Computation of earnings (loss) per share is net earnings divided by the weighted average number of shares of common stock outstanding for the periods indicated:
                                           QUARTER ENDED           THREE QUARTERS ENDED
                                          July 2,      July 3,      July 2,      July 3,
                                           1998         1997         1998         1997
                                        ----------   ----------   ----------   ----------
Basic:
 Weighted average number of shares
  of common stock outstanding            6,820,870    6,642,289    6,736,062    6,640,229
                                        ----------   ----------   ----------   ----------
 Earnings (loss) before extraordinary
  item and cumulative effect of
  accounting change                     $  376,219   $    4,289  ($  327,718) ($  727,742)
 Extraordinary item-loss from debt
  extinguishment                           244,315            0      244,315            0
 Cumulative effect of accounting
  change                                         0            0            0  ( 1,468,140)
                                        ----------   ----------   ----------   ----------
 Net earnings (loss)                    $  131,904   $    4,289  ($  572,033) ($2,195,882)
                                        ----------   ----------   ----------   ----------
 Earnings (loss) per share before
  extraordinary item and cumulative
  effect of accounting change           $     0.06   $     0.00  ($     0.05) ($     0.11)
 Loss per share from extraordinary
  item                                 (      0.04)        0.00  (      0.04)        0.00
 Loss per share from cumulative
  effect of accounting change                 0.00         0.00         0.00  (      0.22)
                                        ----------   ----------   ----------   ----------
 Net earnings (loss) per share          $     0.02   $     0.00  ($     0.09) ($     0.33)
                                        ==========   ==========   ==========   ==========
Assumuming dilution:
 Weighted average number of shares
  of common stock outstanding            6,820,870    6,642,289    6,736,062    6,640,229
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                    6,598       36,037            0            0
                                        ----------   ----------   ----------   ----------
 Total                                   6,827,468    6,678,326    6,736,062    6,640,229
                                        ----------   ----------   ----------   ----------
 Earnings (loss) before extraordinary
  item and cumulative effect of
  accounting change                     $  376,219   $    4,289  ($  327,718) ($  727,742)
 Extraordinary item-loss from debt
  extinguishment                           244,315            0      244,315            0
 Cumulative effect of accounting
  change                                         0            0            0  ( 1,468,140)
                                        ----------   ----------   ----------   ----------
 Net earnings (loss)                    $  131,904   $    4,289  ($  572,033) ($2,195,882)
                                        ----------   ----------   ----------   ----------
 Earnings (loss) per share before
  extraordinary item and cumulative
  effect of accounting change           $     0.06   $     0.00  ($     0.05) ($     0.11)
 Loss per share from extraordinary
  item                                 (      0.04)        0.00  (      0.04)        0.00
 Loss per share from cumulative
  effect of accounting change                 0.00         0.00         0.00  (      0.22)
                                        ----------   ----------   ----------   ----------
 Net earnings (loss) per share          $     0.02   $     0.00  ($     0.09) ($     0.33)
                                        ==========   ==========   ==========   ==========
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